John Hancock Funds II
                                   Vista Fund
            Managed by American Century Investment Management, Inc.
                     For the Period Ended December 31, 2005


                               10f-3 Transactions

                                                                         All                     Security               % of Net
 Trade   Settlement  Security   Deal                     Size of     Underwriting   Affiliated   Purchased              Assets on
 Date       Date     Name       Type      Shares  Price  Offering       Members     Underwriter    From     Spread        Trade
======== ==========  ========   ====      ======  =====  ========    ============   ===========  =========  ======      =========
                     E*Trade    Secondary                                                        Raymond
11/16/05  11/22/05   Financial  Offering   2,741  $18.00 $649,999,998 *See below      JPMorgan    James     $0.585/3.25%  0.052%

Issuer and Comparison     This          Comparable    Comparable
Information               Purchase         - 1           - 2
========================= ===========  ===========  =============
Issuer                    E*Trade      Scottish     Platinum
                          Financial    Re Group     Underwriters
========================= ===========  ===========  =============
Years of Issuer's             >3           >3            >3
Operations
========================= ===========  ===========  =============
Market on Which Traded       NYSE         NYSE          NYSE
========================= ===========  ===========  =============
Purchase/Trade Date       11/16/2005   12/15/2005    11/30/2005
========================= ===========  ===========  =============
Offering Price              $18.00       $24.00        $30.15
========================= ===========  ===========  =============
Principal Amount of       $649,999,998 $225,600,000 $219,394,013
Offering
========================= ===========  ===========  =============
Spread                                 $1.14/4.75%  $1.3568/4.50%
                          $0.585/3.25%
========================= ===========  ===========  =============
Industry or Sector        Brokerage    Insurance     Insurance
========================= ===========  ===========  =============

Date of First Offering?                                     11/16/2005
Amount of Total Offering?                                   $649,999,998
Portfolio Net Assets on Trade Date?                         $95,043,716
% of Portfolio Assets applied to Purchase?                  0.052%
Test Set Forth in paragraph (B)(4) of Procedures Satisfied? Yes

* Underwriters
Joint Lead Managers     Co-Lead Manager(s)
Morgan Stanley          Harris Nesbit
JPMorgan                BNY Capital Markets, Inc.
                        Freidman Billings Ramsey
                        Raymond James
                        Sandler O'Neill & Partners, L.P.
                        U.S. Bancorp Investments, Inc.
                        Wells Fargo Securities


Name: Gregg Renner
Date: January 11, 2006